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                                                                   Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Commodore Media, Inc.

We hereby consent to the use in Form S-1 dated May 1996, our report dated March 4, 1994 relating to the consolidated statement of operations, stockholders' deficit and cash flows of Commodore Media, Inc. for the year ended December 31, 1993 as contained in that Form S-1.


                                                   Weeks DeGraw & Company, P.A.


Edison, New Jersey


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The foregoing consent is in the form that will be signed upon the completion of the 7.2:1 stock split of the Company's Common Stock as described in Note 14 to the financial statements.


                                                   Weeks DeGraw & Company, P.A.

Edison, New Jersey
May 16, 1996